SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2007 (December 19, 2007)

Sionix Corporation

(Exact name of registrant as specified in Charter)

Nevada	2-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine CA 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Sionix Corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreements with Richard Papalian

On December 19, 2007, the Registrant entered into a one year Employment Agreement with Richard H. Papalian (the “Employment Agreement”), pursuant to which Mr. Papalian has been appointed as the Chief Executive Officer of the Registrant and elected to fill a vacancy on the Registrant’s board of directors. Mr. Papalian will not receive a cash salary or any fringe benefits under the Employment Agreement. Instead, pursuant to a Notice of Grant of Stock Option and a Stock Option Agreement dated December 19, 2007, the Registrant has granted Mr. Papalian a five year option to purchase up to 8,539,312 shares of common stock of the Registrant, at an exercise price of $0.25 per share (the “Papalian Option”), which represents 5% of the currently outstanding shares of common stock of the Registrant on a fully diluted basis. The Option is subject to the following vesting conditions: (i) 30% of the Option vested upon the grant date; (ii) 20% of the Option will vest when the Registrant’s market capitalization exceeds $50 million for fifteen consecutive trading days; (iii) 30% of the Option will vest when the Registrant’s market capitalization exceeds $75 million for fifteen consecutive trading days; and (iv) 20% of the Option will vest when the Registrant’s market capitalization exceeds $100 million for fifteen consecutive trading days. The foregoing market capitalization conditions must be satisfied no later than the earlier of the first anniversary of the end of the term of the Employment Agreement (the “Papalian Term”) and the fifth anniversary of the Option grant date. In addition, in the event the Registrant’s market capitalization is $175 million or more for fifteen consecutive trading days, no later than the first anniversary of the expiration of the Papalian Term, then the Registrant will issue to Mr. Papalian, upon the conclusion of such fifteen trading day period, a five-year option to purchase an additional 1.5% of the Registrant’s outstanding common stock on a fully diluted basis calculated as of December 19, 2007, at an exercise price equal to the closing price on the fifteenth day of such fifteen trading day period.

The Papalian Option is subject to accelerated vesting if the Registrant terminates Mr. Papalian without cause, if Mr. Papalian terminates his employment for good reason or if a change in control of the Registrant occurs. In the event the Registrant consummates an equity financing at a price per share of common stock less than $0.25 during the Term, the Registrant will be obligated to issue Mr. Papalian an additional option so that Mr. Papalian’s option represents 5% of the then outstanding shares of the Registrant on a fully diluted basis. Also, if the Registrant conducts an offering of its securities during the Papalian Term, Mr. Papalian will have a right of first refusal to purchase up to 50% of the securities so offered on the same terms offered by the Registrant.

The Registrant also entered into an Indemnification Agreement with Mr. Papalian on December 19, 2007 the (“Indemnification Agreement”). The Indemnification Agreement provides for indemnification of Mr. Papalian to the extent he becomes a party or is threatened to be made a party to any legal proceeding by reason of his status as an officer or director of the Registrant, against any expenses incurred as a result of such proceeding, as and when such expenses are incurred. Before any claim for indemnification is approved by the Registrant, the Registrant will determine by any of the methods set forth in the Nevada Revised Statutes that Mr. Papalian has met the applicable standards of conduct which make it permissible to indemnify him.

The foregoing discussion is qualified in its entirety by reference to the Papalian Employment Agreement, the Notice of Grant of Stock Option and Stock Option Agreement with Mr. Papalian and the Indemnification Agreement, which are attached as exhibits to this Current Report.

Agreements with Mark Maron

On December 19, 2007, the Registrant entered into a one year Consulting Agreement with Mark Maron (the “Consulting Agreement”), pursuant to which Mr. Maron has been appointed as Special Adviser to the Registrant. Mr. Maron will not receive cash remuneration under the Consulting Agreement. Instead, pursuant to and Notice of Grant of Stock Option and a Stock Option Agreement dated December 19, 2007, the Registrant has granted Mr. Maron a five year option to purchase up to 8,539,312 shares of common stock of the Registrant, at an exercise price of $0.25 per share (the “Maron Option”), which represents 5% of the currently outstanding shares of common stock of the Registrant on a fully diluted basis. The Option is subject to the following vesting provisions: (i) 30% of the Option vested upon the grant date; (ii) 20% of the Option will vest when the Registrant’s market capitalization exceeds $50 million for fifteen consecutive trading days; (iii) 30% of the Option will vest when the Registrant’s market capitalization exceeds $75 million for fifteen consecutive trading days; and (iv) 20% of the Option will vest when the Registrant’s market capitalization exceeds $100 million for fifteen consecutive trading days. The foregoing market capitalization conditions must be satisfied no later than the earlier of the first anniversary of the end of the term of the Consulting Agreement (the “Maron Term”) and the fifth anniversary of the Option grant date. In addition, in the event the Registrant’s market capitalization is $175 million or more for fifteen consecutive trading days, no later than the first anniversary of the expiration of the Maron Term, then the Registrant will issue to Mr. Maron, upon the conclusion of such fifteen trading day period, a five-year option to purchase an additional 1.5% of the Registrant’s outstanding common stock on a fully diluted basis calculated as of December 19, 2007, at an exercise price equal to the closing price on the fifteenth day of such fifteen trading day period.

The Maron Option is subject to accelerated vesting if the Registrant terminates Mr. Maron without cause, if Mr. Maron terminates his engagement for good reason or if a change in control of the Registrant occurs. In the event the Registrant consummates an equity financing at a price per share of common stock less than $0.25 during the Term, the Registrant will be obligated to issue Mr. Maron an additional option so that Mr. Maron’s option represents 5% of the then outstanding shares of the Registrant on a fully diluted basis. Also, if the Registrant conducts an offering of its securities during the Maron Term, Mr. Maron will have a right of first refusal to purchase up to 50% of the securities so offered on the same terms offered by the Registrant.

The foregoing discussion is qualified in its entirety by reference to the Maron Consulting Agreement, the Notice of Grant of Stock Option and Stock Option Agreement with Mr. Maron, which are attached as exhibits to this Current Report.

The option grants to Mssrs. Papalian and Maron were made in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering inasmuch as the options were offered without any form of general solicitation or general advertising and the offerees had effective access to the information that registration would otherwise provide.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 19, 2007, the board of directors of the Registrant appointed Richard H. Papalian as its Chief Executive Officer, replacing James J. Houtz in that capacity, and elected Mr. Papalian to fill a vacancy on the Registrant’s board of directors. Mr. Houtz remains President of the Registrant. From January 2007 until the present, Mr. Papalian has served as the President of Papalian Capital Partners, a residential real estate development firm in the Los Angeles area. From January 2006 until January 2007, Mr. Papalian did not hold a position with any business entity other than as an investor. From July 2003 until December 2005, Mr. Papalian served as Co-President and Chief Operating Officer of JRK Asset Management Inc., a privately held real estate investment and management firm owning hotels and multi-family housing complexes throughout the United States. From January 2001 until July 2003, Mr. Papalian did not hold a position with any business entity, other than as an investor. Mr. Papalian does not hold any directorship of any other publicly traded company.

There is no family relationship between Mr. Papalian and any of the directors, executive officers or director and officer nominees of the Registrant. There was no arrangement or understanding between Mr. Papalian and any other person pursuant to which Mr. Papalian was selected as a director. A summary of the compensatory and indemnification arrangements between the Registrant and Mr. Papalian is set forth in Item 1.01 above. There was no transaction since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, other than as set forth under Item 1.01 above, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Papalian had or will have a direct or indirect material interest.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

10.1 Papalian Employment Agreement

10.2 Papalian Notice of Grant of Stock Option
10.3 Papalian Stock Option Agreement
10.4 Papalian Indemnification Agreement
10.5 Maron Consulting Agreement
10.6 Maron Notice of Grant of Stock Option
10.7 Maron Stock Option Agreement
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2007

SIONIX CORPORATION

By:	/s/ Richard H. Papalian
Name: Richard H. Papalian
Title: Chief Executive Officer